UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 26, 2008

CHINA YOUTH MEDIA, INC.
(Exact name of registrant as specified in its charter)

Commission file number: 000–33067

Delaware (State or Other Jurisdiction of Incorporation or Organization)	87–0398271 I.R.S. Employer Identification No.)

4143 Glencoe Ave Marina Del Rey, CA (Address of Principal Executive Offices)	90292 (Zip Code)

(310) 728–1450 (Issuer’s Telephone Number, Including Area Code)

Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

[ ]	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

[ ]	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01        Entry into a Material Definitive Agreement.

          On December 26, 2008, the subsidiaries of China Youth Media, Inc. (the “Company”), Youth Media (Hong Kong) Limited, a company organized under the laws of Hong Kong (“YMHK”), and Youth Media (Beijing) Limited, a company organized under the laws of the People's Republic of China (“YMBJ”), entered into a Joint Venture Agreement (the “Joint Venture Agreement”) with China Youth Interactive Media (Beijing) Company Limited (“CYI”) and Xinhua Finance Media Limited (“XFM”) to develop business opportunities contemplated by the Campus Network Agreements (as described below) (the “Joint Venture”).  YMHK and YMBJ are companies formed by the Company to take advantage of its recent shift in business to aggregation and distribution of international content for Internet consumption in China.  CYI is one of the other parties to the Campus Network Agreements.  XFM is a media group that includes end to end advertising, events, mobile phone, outdoor, online and other media services.  XFM provides content to off-campus channels in China.

          Background

          As previously disclosed, effective on June 10, 2008, YMHK entered into a Cooperation Agreement (the “Cooperation Agreement”) with China Youth Net Technology (Beijing) Co., Ltd. (“CYN”), CYI and China Youth Net Advertising Co. Ltd. (“CYN Ads”) to cooperate with each other to develop, build and operate a fully managed video and audio distribution network based on, including but not limited to, the China Education and Research Network, the broadband network infrastructure built in schools, universities and other education institutions (the “Campus Network”).  CYN, CYI and CYN Ads are entities controlled by the China Youth League which is a youth movement of the People's Republic of China (“PRC”) for youth between the ages of 14 and 28, run by the Government of China.  CYN has been entrusted by China Youth League to be responsible for, operate and hold investments in various businesses with respect to computer networks under China Youth League.  CYI has obtained an exclusive authorization from the Movie and Television Network Center of China Youth League (the “Center”) to set up a comprehensive network platform with on-campus students as targeted users and to provide information and related value-added services through such network.  The Center, which is a related entity of CYN and is also controlled by China Youth League, has been approved by the PRC State Administration of Radio, Film and Television and issued an Online Video-Audio License by the same authority for dissemination of video and audio contents through information network.  CYN Ads has been granted by CYN with certain advertising rights to place advertisements through networks under the auspices of CYN.  Pursuant to the Cooperation Agreement, YMHK has been granted certain rights to advertise on and provide foreign commercial content to the Campus Network.

          In addition, YMBJ and CYI entered into a separate agreement (the “Commercial and Technical Services Agreement”) to provide business, commercial, operational and technical support, assistance and service with respect to the setup, operation, maintenance and expansion of the Campus Network, and YMBJ, CYN, CYI and Beijing Xin Tai Hua De Advertising Co., Ltd. (“Xin Tai Hua De”) entered into another agreement (the “Advertising Business Agreement”) which agreement granted certain advertising business rights with respect to the Campus Network to Xin Tai Hua De.  To the Company's knowledge, Xin Tai Hua De is an affiliate of XFM.

          The Cooperation Agreement, the Commercial and Technical Services Agreement and the Advertising Business Agreement are referred to as the “Campus Network Agreements.”

          The Joint Venture Agreement

          The following is a summary of the material terms of the Joint Venture Agreement.  Pursuant thereto:

          YMHK, YMBJ and CYI (the “JV Companies”) will provide business, commercial, operational and technical support, assistance and service with respect to the setup, operation, maintenance and expansion of the Campus Network.  YMBJ will source advertiser-supported content and sell the commercial campus marketing events.  XFM will provide marketing, development and sales support to the JV Companies and otherwise collaborate with the JV Companies development of online advertising on the Campus Network, the sale and operation of commercial campus marketing events, the supply of foreign commercial content to the Campus Network, and the supply of content and ad sales services to mobile phones in China.  XFM will be the exclusive advertising and sales agent of the JV Companies across the Campus Network, unless otherwise agreed to by the parties.  XFM or its affiliates holds the necessary licenses to provide such services.

          The Joint Venture will be operated in accordance with a detailed business plan to be prepared by the parties that defines the business objectives, the scope of the market opportunity, competition and feasibility, the management team, selling and pricing, resources, timescales, business milestones and costing and cash flow.  The business plan will also include a detailed budget.  Subsequent business plans shall be prepared yearly by the parties.

          XFM will provide working capital to YMHK in monthly increments for the twelve month period ending December 31, 2009 for the operations of the Joint Venture to develop the Campus Network and, to the extent covered by the budget as set forth in the business plans, for the general overhead of the JV Companies.  The obligation of XFM to advance any installment of working capital to the Joint Venture is subject to the satisfaction or waiver by XFM of the following conditions: (i) the representations, warranties and covenants contained in the Joint Venture Agreement shall be true, correct and complied with on the date of the advance; and (ii) no event of default as defined in the Joint Venture Agreement shall have occurred and be continuing.

          Each of the JV Companies shall be obligated on a joint and several basis, following written notice from XFM, to return, repay or reimburse, as the case may be, all of the working capital provided by XFM, upon demand by XFM in the sole discretion of XFM with twelve months notice following the conclusion of the twelve month period ending December 31, 2009, together with interest accrued at an annual rate of 7 percent.  The earliest date that any twelve month written notice can be given is January 1, 2010 in which event the working capital will be due January 1, 2011.

          XFM shall be entitled to 40% of the net profits (as defined in the Joint Venture Agreement) provided that XFM continues to fund the working capital required through December 31, 2009.  XFM's net profit share shall continue at 40% in the event that it continues to fund the working capital covered by the budget for 2010.  In the event that XFM does not continue to provide working capital as a result of an event of default as defined in the Joint Venture Agreement, YMHK shall pay to XFM its pro rata share of the net profits for the period during which XFM did provide working capital.

          The Board of Directors of YMHK shall consist of no more than five persons, with XFM entitled to appoint one director, provided that in the event XFM provides working capital for 2009 and 2010 then XFM will be entitled to appoint a total of two directors.

          In addition to the foregoing, the Joint Venture Agreement contains, among other things, various affirmative and negative covenants for each of the JV Companies, events of default, and provides that unless terminated earlier as provided therein, the Joint Venture shall remain in effect throughout the term of the Campus Network Agreements.

          Other than in respect of the aforesaid Joint Venture Agreement and the Campus Network Agreements, there is no material relationship between the Company and its affiliates and CYI and XFM.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA YOUTH MEDIA, INC.
(Registrant)

Date:	January 02, 2008	By:	/s/ Jay Rifkin
		Name:	Jay Rifkin
		Title:	Chief Executive Officer